Exhibit 99.1

FOR IMMEDIATE RELEASE: APRIL 27, 2017

LEGGETT & PLATT REPORTS $.62 EPS ON 2% SALES GROWTH

Carthage, MO, April 27, 2017 —

•	1Q sales were $960 million, a 2% increase versus 1Q 2016; same location sales grew 4%

•	1Q EPS was $.62, a decrease of $.01 versus 1Q 2016

•	2017 guidance unchanged: EPS of $2.55-2.75 on sales of $3.95-4.05 billion

Diversified manufacturer Leggett & Platt reported first quarter sales of $960 million, an increase of 2% versus first quarter 2016. Organic sales grew 4%, primarily from continued strength in Automotive, but were partially offset by divestitures completed during 2016.

First quarter earnings were $.62 per share. EPS declined one penny versus the prior year, with the benefit from sales growth and a lower effective tax rate more than offset by higher raw material costs and several smaller factors. As expected, EBIT and EBIT margin declined versus first quarter last year due to the pricing lag the company typically experiences when passing along commodity inflation.

CEO Comments

President and CEO Karl G. Glassman commented, “Organic sales grew 4% during the first quarter. This is a welcome change after seven consecutive quarters of year-over-year organic sales decreases, which were primarily the result of deflation and currency impacts.

“Volume increased 4% despite demand softness early in the quarter in several of our end markets. For the full year we continue to anticipate meaningful sales growth and record adjusted1 EPS, reflecting our expectations of mid-single digit growth in volume, pass through of higher raw material costs, and less divestiture activity.

“We completed two acquisitions during the first quarter that should increase annual revenue by approximately $50 million. The first is a distributor of geo-synthetic products that adds to the geographic scope and capabilities in our Geo Components business. The second manufactures surface-critical bent tube components in support of the private-label finished seating strategy in our Work Furniture business.

“For a decade now our primary financial goal has been to achieve Total Shareholder Return (TSR) that ranks within the top third of the S&P 500 over rolling three-year periods. For the three years that began January 1, 2015, we have so far (over the last 28 months) generated TSR of 14% annually, which ranks within the top 29 percent of the S&P 500, and exceeds the 9% annual TSR of the S&P 500 index.

“We are achieving these results while maintaining our strong financial base. Net debt to net capital was 40% at quarter end, at the top of our 30% - 40% target range, reflecting working capital investment, our typically strong first quarter stock repurchases, and increased acquisition activity. At quarter end, the company’s debt was 1.9 times its trailing 12-month adjusted1 EBITDA.”

[1]	Refer to attached tables for non-GAAP reconciliations.

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Dividends and Stock Repurchases

In February, Leggett & Platt’s Board of Directors declared a $.34 first quarter dividend, two cents higher than last year’s first quarter dividend. Thus, 2017 marks 46 consecutive annual dividend increases for the company, a record of consistent dividend growth that less than a dozen S&P 500 companies have exceeded. Leggett & Platt is proud of its dividend record and plans to extend it.

At yesterday’s closing share price of $54.04, the indicated annual dividend of $1.36 per share generates a dividend yield of 2.5%, one of the higher dividend yields among the 51 stocks of the S&P 500 Dividend Aristocrats.

During the first quarter the company purchased 2.2 million shares of its stock at an average price of $48.82, and issued 1.0 million shares through employee benefit plans and option exercises. The number of shares outstanding declined to 132.3 million, a 1.4% reduction over the last 12 months. For the full year, the company expects to repurchase a total of 3 to 4 million shares, and issue about 2 million shares, primarily for employee benefit plans.

2017 Guidance Unchanged

For 2017, the company expects that sales growth will contribute to strong earnings. EPS is expected to be $2.55 to $2.75 for the year. Sales are anticipated to be $3.95-4.05 billion, which equates to growth of 5%-8%. Volume growth is expected to be in the mid-single digits, from strength in Automotive, Bedding, Adjustable Bed, Work Furniture, and Geo Components. Raw material-related price increases should also contribute to sales growth. Based upon this guidance, 2017 EBIT margin should be approximately 13%.

Cash from operations is expected to exceed $450 million in 2017, with working capital increases from sales growth and inflation expected to be a meaningful use of cash. Capital expenditures should be roughly $150 million, and dividend payments are expected to approximate $185 million. Dividend payout is targeted to be 50-60% of adjusted earnings.

The company’s top priorities for use of cash are organic growth, dividends, and strategic acquisitions. After funding those priorities, if there is still cash available, the company generally intends to repurchase its stock (rather than repay debt early or stockpile cash). Management has standing authorization from the Board of Directors to buy up to 10 million shares each year; however, no specific repurchase commitment or timetable has been established.

SEGMENT RESULTS – First Quarter 2017 (versus the same period in 2016)

Change to Segment Reporting –The company’s segment reporting structure has been modified to align with changes made to the management organizational structure that became effective on January 1, 2017. The company filed an 8-K on April 10, 2017 that included revised segment financials from 2012 through 2016 (quarters and years). The new structure is described in the 8-K; there were only two changes to the business unit structure:

•	The Home Furniture group moved from Residential Products to the Furniture Products segment (formerly called Commercial Products segment).

•	The Machinery group moved from Specialized Products to the Residential Products segment.

In addition, changes in LIFO reserve will now be recognized within the segments to which they relate (primarily Industrial Products).

Residential Products – Total sales were essentially flat, with a 2% same location sales decrease offset by acquisitions. Volume grew 2%, with demand improving late in the quarter; however, this was more than offset by a 4% sales decrease from fewer pass-through sales of adjustable beds. EBIT increased $9 million due to the absence of last year’s FIFO inventory impact, and a favorable sales mix in the current quarter.

Industrial Products – Total sales decreased 14%, largely due to divestitures completed during 2016. Same location sales decreased 4%. EBIT decreased $11 million due to the lag in recovering higher steel costs, and reduced volume.

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Furniture Products – Total sales were essentially flat, with gains in Adjustable Bed and Work Furniture offset by declines in Fashion Bed and Home Furniture. EBIT decreased $11 million primarily due to steel inflation, costs associated with new program launches, and non-recurrence of last year’s gain on a building sale ($2 million).

Specialized Products – Total sales increased 7%. Same location sales increased 9%, with volume gains in Automotive and Aerospace partially offset by currency impact and decline in CVP. Divestitures, net of acquisitions, reduced sales by 2%. EBIT was essentially flat, with the benefit from higher volume offset by costs associated with growth in Automotive, absence of income from a prior year divestiture, and other smaller items.

Slides and Conference Call

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Friday, April 28. The webcast can be accessed (live or replay) from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Second quarter results will be released after the market closes on Thursday, July 27, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 134 year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The company is comprised of 17 business units, 21,000 employee-partners, and 130 manufacturing facilities located in 19 countries.

FORWARD-LOOKING STATEMENTS: Statements in this release that are not historical in nature are “forward-looking.” These statements involve uncertainties and risks, including the company’s ability to achieve its longer-term operating targets and generate average annual TSR of 11%-14%, price and product competition from foreign and domestic competitors, the amount of share repurchases, changes in demand for the company’s products, cost and availability of raw materials and labor, fuel and energy costs, future growth of acquired companies, general economic conditions, possible goodwill or other asset impairment, foreign currency fluctuation, litigation risks, and other factors described in the company’s Form 10-K. Any forward-looking statement reflects only the company’s beliefs when the statement is made. Actual results could differ materially from expectations, and the company undertakes no duty to update these statements.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

David M. DeSonier, Senior Vice President of Corporate Strategy and Investor Relations

Susan R. McCoy, Vice President of Investor Relations

Wendy M. Watson, Director of Investor Relations

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LEGGETT & PLATT	Page 4 of 6	April 27, 2017

RESULTS OF OPERATIONS	FIRST QUARTER
(In millions, except per share data)	2017	2016	Change
Net sales (from continuing operations)	$960.3	$938.4	2%
Cost of goods sold	734.3	704.8

Gross profit	226.0	233.6	(3%)
Selling & administrative expenses	106.4	105.1	1%
Amortization	5.1	5.1
Other expense (income), net	(1.4)	(3.7)

Earnings before interest and taxes	115.9	127.1	(9%)
Net interest expense	8.6	8.4

Earnings before income taxes	107.3	118.7
Income taxes	21.2	27.7

Net earnings from continuing operations	86.1	91.0
Discontinued operations, net of tax	—	0.1

Net earnings	86.1	91.1
Less net income from non-controlling interest	—	(1.6)

Net earnings attributable to L&P	$86.1	$89.5	(4%)

Earnings per diluted share
From continuing operations	$0.62	$0.63	(2%)
From discontinued operations	$0.00	$0.00
Net earnings per diluted share	$0.62	$0.63	(2%)
Shares outstanding
Common stock (at end of period)	132.3	134.2	(1.4%)
Basic (average for period)	136.8	139.1
Diluted (average for period)	138.1	141.2	(2.2%)

CASH FLOW	FIRST QUARTER
(In millions)	2017	2016	Change
Net earnings	$86.1	$91.1
Depreciation and amortization	30.3	28.3
Working capital decrease (increase)	(79.5)	(26.7)
Other operating activity	20.8	18.6

Net Cash from Operating Activity	$57.7	$111.3	(48%)
Additions to PP&E	(34.3)	(27.7)
Purchase of companies, net of cash	(37.9)	(16.4)
Proceeds from business and asset sales	1.3	2.3
Dividends paid	(45.4)	(43.5)
Repurchase of common stock, net	(102.9)	(105.4)
Additions (payments) to debt, net	154.2	80.8
Other	(6.0)	(4.4)

Increase (Decr.) in Cash & Equiv.	$(13.3)	$(3.0)

FINANCIAL POSITION	31-Mar
(In millions)	2017	2016	Change
Cash and equivalents	$268.6	$250.2
Receivables	555.4	531.3
Inventories	556.2	522.1
Other current assets	32.9	38.3

Total current assets	1,413.1	1,341.9	5%
Net fixed assets	588.8	554.7
Held for sale	11.0	20.0
Goodwill and other assets	1,106.6	1,107.8

TOTAL ASSETS	$3,119.5	$3,024.4	3%

Trade accounts payable	$387.8	$332.1
Current debt maturities	3.4	3.5
Other current liabilities	325.4	344.4

Total current liabilities	716.6	680.0	5%
Long term debt	1,119.9	1,032.0	9%
Deferred taxes and other liabilities	217.6	221.2
Equity	1,065.4	1,091.2	(2%)

Total Capitalization	2,402.9	2,344.4	2%

TOTAL LIABILITIES & EQUITY	$3,119.5	$3,024.4	3%

LEGGETT & PLATT	Page 5 of 6	April 27, 2017

SEGMENT RESULTS [1]	FIRST QUARTER
(In millions)	2017	2016	Change
External Sales
Residential Products	$391.3	$390.2	0.3%
Industrial Products	69.8	77.1	(9.5%)
Furniture Products	264.8	251.3	5.4%
Specialized Products	234.4	219.8	6.6%

Total	$960.3	$938.4	2.3%

Inter-Segment Sales
Residential Products	$4.8	$4.9	(2.0%)
Industrial Products	65.6	80.1	(18.1%)
Furniture Products	6.3	21.0	(70.0%)
Specialized Products	1.9	1.7	11.8%

Total	$78.6	$107.7	(27.0%)

Total Sales (External + Inter-segment)
Residential Products	$396.1	$395.1	0.3%
Industrial Products	135.4	157.2	(13.9%)
Furniture Products	271.1	272.3	(0.4%)
Specialized Products	236.3	221.5	6.7%

Total	$1,038.9	$1,046.1	(0.7%)

EBIT
Residential Products	$42.5	$33.1	28%
Industrial Products	8.8	20.1	(56%)
Furniture Products	20.3	31.5	(36%)
Specialized Products	43.0	43.5	(1%)
Intersegment eliminations and other	1.3	(1.1)	218%

Total	$115.9	$127.1	(9%)

EBIT Margin [2]			Basis Pts
Residential Products	10.7%	8.4%	230
Industrial Products	6.5%	12.8%	(630)
Furniture Products	7.5%	11.6%	(410)
Specialized Products	18.2%	19.6%	(140)

Overall from Continuing Operations	12.1%	13.5%	(140)

LAST SIX QUARTERS	2015	2016				2017
Selected Figures	4Q	1Q	2Q	3Q	4Q	1Q
Net Sales ($ million)	945	938	959	949	904	960
Sales Growth (vs. prior year)	(1%)	(3%)	(4%)	(6%)	(4%)	2%
Unit Volume Growth (same locations, vs. prior year)	3%	4%	2%	(1%)	1%	4%
Adjusted EBIT [3]	130	127	132	130	103	116
Cash from Operations ($ million)	102	111	151	124	167	58
Adjusted EBITDA (trailing twelve months) [3]	623	631	645	634	607	598
(Long term debt + current maturities) / Adj. EBITDA [3,4]	1.5	1.6	1.6	1.7	1.6	1.9

Same Location Sales (vs. prior year)	4Q	1Q	2Q	3Q	4Q	1Q
Residential Products	(0%)	(5%)	(4%)	(8%)	(9%)	(2%)
Industrial Products	(16%)	(19%)	(13%)	(8%)	(4%)	(4%)
Furniture Products	(4%)	3%	(8%)	(5%)	(2%)	(0%)
Specialized Products	7%	9%	10%	7%	8%	9%
Overall from Continuing Operations	(2%)	(1%)	(1%)	(2%)	(1%)	4%

[1]	Segment information reflects the Q1 2017 segment changes.
[2]	Segment margins calculated on Total Sales. Overall company margin calculated on External Sales.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	EBITDA based on trailing twelve months.

LEGGETT & PLATT	Page 6 of 6	April 27, 2017

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [8]
	2015	2016				2017
Non-GAAP adjustments, Continuing Ops [5]	4Q	1Q	2Q	3Q	4Q	1Q
Litigation accruals	4.0	—	—	—	—	—
Pension buy-out charge	12.1	—	—	—	—	—
Gain on sale of operations	—	—	(11.2)	—	(15.7)	—
Goodwill and related asset impairment	—	—	3.7	—	—	—
Benefit from litigation settlement proceeds	—	—	(6.9)	—	—	—

Non-GAAP adjustments (pre-tax)	16.1	—	(14.4)	—	(15.7)	—
Income tax impact	(6.1)	—	5.4	—	6.5	—

Non-GAAP adjustments (after tax)	10.0	—	(9.0)	—	(9.2)	—

Diluted shares outstanding	141.9	141.2	140.1	139.4	139.2	138.1
EPS impact of non-GAAP adjustments	0.07	—	(0.06)	—	(0.07)	—

	2015	2016				2017
Adjusted EBIT, Margin, and EPS [5]	4Q	1Q	2Q	3Q	4Q	1Q
EBIT (earnings before interest and taxes)	114.1	127.1	146.5	130.2	118.2	115.9
Non-GAAP adjustments (pre-tax)	16.1	—	(14.4)	—	(15.7)	—

Adjusted EBIT ($ millions)	130.2	127.1	132.1	130.2	102.5	115.9

Net sales from continuing operations	945	938	959	949	904	960

EBIT margin	12.1%	13.5%	15.3%	13.7%	13.1%	12.1%
Adjusted EBIT margin	13.8%	13.5%	13.8%	13.7%	11.3%	12.1%

Diluted EPS from Continuing Operations	0.57	0.63	0.72	0.67	0.60	$0.62
EPS impact of non-GAAP adjustments	0.07	—	(0.06)	—	(0.07)	—

Adjusted EPS ($)	0.64	0.63	0.66	0.67	0.53	0.62

	2015	2016				2017
Net Debt to Net Capitalization [6]	4Q	1Q	2Q	3Q	4Q	1Q
Long term debt	942	1032	1044	1055	956	1120
Current debt maturities	3	4	4	1	4	3

Total Debt	945	1036	1048	1056	960	1123
Less cash and equivalents	(253)	(250)	(285)	(317)	(282)	(269)

Net Debt	692	786	763	739	678	855

Total capitalization	2263	2344	2333	2383	2278	2403
Current debt maturities	3	4	4	1	4	3
Less cash and equivalents	(253)	(250)	(285)	(317)	(282)	(269)

Net Capitalization	2013	2098	2052	2067	2000	2138

Long Term Debt to Total Capitalization	42%	44%	45%	44%	42%	47%
Net Debt to Net Capital	34%	37%	37%	36%	34%	40%

	2015	2016				2017
Total Debt to EBITDA [7]	4Q	1Q	2Q	3Q	4Q	1Q
Total Debt	945	1036	1048	1056	960	1123
EBIT	114.1	127.1	146.5	130.2	118.2	115.9
Depreciation and Amortization	28.2	28.3	28.9	29.2	29.0	30.3

EBITDA	142.3	155.4	175.4	159.4	147.2	146.2
Non-GAAP adjustments (pre-tax)	16.1	—	(14.4)	—	(15.7)	—

Adjusted EBITDA ($ millions)	158.4	155.4	161.0	159.4	131.5	146.2

Adjusted EBITDA, trailing 12 months	623	631	645	634	607	598

Total Debt / Adjusted 12-month EBITDA	1.5	1.6	1.6	1.7	1.6	1.9

[5]	Management and investors use these measures as supplemental information to assess operational performance.
[6]	These calculations portray debt position if the company was to use its cash to pay down debt. Management and investors use this ratio to track leverage trends across time periods with variable levels of cash.
[7]	Management and investors use this ratio as supplemental information to assess ability to pay off debt.
[8]	Calculations impacted by rounding.